UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

MADISON SQUARE GARDEN SPORTS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGS*	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	Upon the Distribution (as defined herein), Madison Square Garden Sports Corp. will change its name to “MSG Knickerbockers Corp.” and will change its symbol on the NYSE to “MSGK”.

INTRODUCTORY NOTE

Distribution of MSGS Spinco, Inc.

On September 30, 2026, the Board of Directors of Madison Square Garden Sports Corp. (the “Registrant”) approved the distribution to its stockholders of all of the common stock of MSGS Spinco, Inc. (“MSGS Spinco”) (such distribution of MSGS Spinco’s common stock, the “Distribution”).

The Distribution will take the form of a distribution by the Registrant of (a) one share of MSGS Spinco’s Class A common stock, par value $0.01 per share (“MSGS Spinco Class A Common Stock”), for every two shares of the Registrant’s Class A common stock, par value $0.01 per share (“Registrant Class A Common Stock”), held of record at the close of business in New York City on October 20, 2026 (the “Record Date”), and (b) one share of MSGS Spinco’s Class B common stock, par value $0.01 per share, for every two shares of the Registrant’s Class B common stock, par value $0.01 per share (“Registrant Class B Common Stock”), held of record at the close of business in New York City on the Record Date. The Distribution will become effective and the new shares of MSGS Spinco will be distributed at 11:59 p.m., New York City time, on October 26, 2026 (the “Distribution date”). The completion of the Distribution is subject to, among other things, (i) the effectiveness of MSGS Spinco’s registration statement on Form 10 (the “Form 10”) filed with the Securities and Exchange Commission (the “SEC”) and final listing approval from the New York Stock Exchange (“NYSE”) with respect to MSGS Spinco Class A Common Stock, (ii) the making of the Contribution (defined below), (iii) final approval from the National Hockey League (the “NHL”), and (iv) receipt of a tax opinion from counsel to the Registrant. The Registrant’s Board of Directors has reserved the right to modify or abandon the Distribution at any time prior to the Distribution. The Registrant expects the conditions to the Distribution to be satisfied on or before the Distribution date.

The Form 10 contains information about MSGS Spinco and the Distribution. Prior to the Distribution, the Registrant will distribute to its stockholders of record on the Record Date copies of an information statement relating to MSGS Spinco that is part of the Form 10 filing.

Name Change

Concurrent with the Distribution, the Registrant will change its name to “MSG Knickerbockers Corp.” and MSGS Spinco will change its name to “MSG Rangers Corp.” On the first trading day following the Distribution date, the trading symbol for Registrant Class A Common Stock on the NYSE will change from “MSGS” to “MSGK” and the MSGS Spinco Class A Common Stock will trade on the NYSE under the symbol “MSGR”.

Item 1.01	Entry into a Material Definitive Agreement.

Following the Distribution, MSGS Spinco will be a public company and the Registrant will have no continuing common stock ownership interest in MSGS Spinco. For purposes of implementing the Distribution, governing the ongoing relationships between the Registrant and MSGS Spinco after the Distribution, and to provide for an orderly transition, the Registrant and MSGS Spinco have entered or will enter into a number of agreements prior to the Distribution. The principal agreements are described below.

The agreements summarized in this Item 1.01 are included as Exhibits 2.1 and 2.2 and 10.1 through 10.5 to this Current Report on Form 8-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed, which are incorporated into this Item 1.01 by reference.

Distribution Agreement

On September 30, 2026, the Registrant entered into the Distribution Agreement with MSGS Spinco as part of a series of transactions pursuant to which MSGS Spinco will acquire prior to the Distribution the subsidiaries, businesses and other assets described in the Form 10 that formerly comprised of the Registrant’s New York Rangers hockey businesses (the “Contributed Assets”).

Under the Distribution Agreement, as further described in the Introductory Note above, the Registrant will distribute all of MSGS Spinco’s common stock to the common stockholders of the Registrant. The Distribution Agreement provides that the Registrant will have the sole and absolute discretion to determine whether to proceed with the Distribution, including the form, structure and terms of any transactions to effect the Distribution and the timing of and satisfaction of conditions to the consummation of the Distribution.

Under the Distribution Agreement, the Registrant provides MSGS Spinco with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) the Registrant’s businesses (other than businesses of MSGS Spinco); (ii) certain identified claims or proceedings; (iii) any breach by the Registrant of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the Form 10 or in the information statement relating to the Registrant and its subsidiaries; and (v) indemnification obligations MSGS Spinco may have to the National Basketball Association (the “NBA”) or NHL that result from acts or omissions of the Registrant. MSGS Spinco provides the Registrant with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) MSGS Spinco’s businesses; (ii) any breach by MSGS Spinco of its obligations under the Distribution Agreement; (iii) any untrue statement or omission in the Form 10 or in the information statement other than any such statement or omission relating to the Registrant and its subsidiaries; and (iv) indemnification obligations the Registrant may have to the NBA or NHL that result from acts or omissions of MSGS Spinco.

In the Distribution Agreement, MSGS Spinco released the Registrant from any claims it might have arising out of: (i) the management of the businesses and affairs of the Registrant’s New York Rangers hockey business on or prior to the Distribution; (ii) the terms of the Distribution, MSGS Spinco’s amended and restated articles of incorporation, MSGS Spinco’s amended and restated bylaws and the other agreements entered into in connection with the Distribution; and (iii) any decisions that have been made, or actions taken, relating to MSGS Spinco, the Registrant’s New York Rangers hockey business or the Distribution.

Additionally, in the Distribution Agreement, the Registrant released MSGS Spinco from any claims it might have arising out of (i) the management of the businesses and affairs of the Registrant’s New York Knicks basketball business on or prior to the Distribution; (ii) the terms of the Distribution, the Registrant’s articles of incorporation, the Registrant’s bylaws and the other agreements entered into in connection with the Distribution; and (iii) any decisions that have been made, or actions taken, relating to the Distribution.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Contribution Agreement

On September 30, 2026, the Registrant, MSGS Spinco and MSG Sports, LLC (to be renamed MSG Knicks, LLC), a direct wholly-owned subsidiary of the Registrant, entered into a Contribution Agreement pursuant to which the Registrant will contribute the Contributed Assets to MSGS Spinco prior to the Distribution (such transaction, the “Contribution”). The Contribution Agreement does not provide for any ongoing obligations for any party following the Distribution.

Transition Services Agreement

On September 30, 2026, the Registrant and MSGS Spinco entered into a Transition Services Agreement under which, in exchange for the fees specified in such agreement, the Registrant has agreed to provide certain corporate and other services to MSGS Spinco, including with respect to such areas as information technology, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. MSGS Spinco has similarly agreed to provide certain transition services to the Registrant. MSGS Spinco and the Registrant, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement has agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Tax Disaffiliation Agreement

On September 30, 2026, the Registrant and MSGS Spinco entered into a Tax Disaffiliation Agreement that governs the parties’ respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” means taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

MSGS Spinco and its eligible subsidiaries currently join with the Registrant in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, MSGS Spinco generally will not join with the Registrant in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, the Registrant will generally be responsible for all U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution date. MSGS Spinco will generally be responsible for all taxes that are attributable to it or one of its subsidiaries after the Distribution date.

For any tax year, MSGS Spinco will generally be responsible for filing all separate company tax returns that relate to MSGS Spinco or one of its subsidiaries and that do not also include the Registrant or any of its subsidiaries. The Registrant will generally be responsible for filing all separate company tax returns that relate to the Registrant or its subsidiaries (other than tax returns that will be filed by MSGS Spinco), and for filing consolidated, combined or unitary returns that include (i) one or more of the Registrant and its subsidiaries and (ii) one or more of MSGS Spinco and its subsidiaries. Where possible, MSGS Spinco has waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date; however, if MSGS Spinco cannot waive the right, MSGS Spinco would be entitled to receive the resulting refund or credit, net of any taxes incurred by the Registrant with respect to the refund or credit.

Generally, MSGS Spinco will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which MSGS Spinco is responsible for filing a return under the Tax Disaffiliation Agreement, and the Registrant will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which the Registrant is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between the Registrant and MSGS Spinco with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

The Tax Disaffiliation Agreement requires that none of the Registrant, MSGS Spinco or any of their respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to the Registrant and to its stockholders under Section 355 of the Internal Revenue Code of 1986, as amended, or would otherwise cause holders of the Registrant’s stock receiving MSGS Spinco stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, the Registrant and MSGS Spinco may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to the Registrant and its stockholders, unless, in the case of MSGS Spinco, MSGS Spinco receives the Registrant’s consent or otherwise obtains a ruling from the Internal Revenue Service or a legal opinion, in either case reasonably satisfactory to the Registrant, that the activity will not alter the tax-free status of the Distribution to the Registrant and its stockholders.

Finally, MSGS Spinco is required to indemnify the Registrant and its subsidiaries, directors and officers for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On September 30, 2026, the Registrant, MSGS Spinco and Madison Square Garden Entertainment Corp. (“MSG Entertainment”) entered into an employee matters agreement (the “Employee Matters Agreement”) that will allocate assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters upon completion of the Distribution. In general, MSGS Spinco’s employees currently participate in various of the Registrant’s and MSG Entertainment’s retirement, health and welfare, and other employee benefit plans. After the Distribution, it is anticipated that MSGS Spinco’s employees will generally participate in similar plans and arrangements established and maintained by MSGS Spinco; however, MSGS Spinco may continue to be a participating company in certain of the Registrant’s employee benefit plans during a transition period and will continue to be a participating company in MSG Entertainment’s tax-qualified retirement savings plan. Effective as of the Distribution date, MSGS Spinco and the Registrant generally will each hold responsibility for its respective employees and compensation plans.

NHL Transfer Consent Agreement

Prior to the Distribution, the Registrant and its subsidiaries that own a direct or indirect interest in the New York Rangers hockey club, including MSGS Spinco and its subsidiaries that will own a direct or indirect interest in the Rangers, will enter into a Transfer Consent Agreement with the NHL pursuant to which the parties acknowledge that future transfers of the ownership of the Rangers, the location of the Rangers or certain other transfers of assets or ownership, subject to exceptions, will require the consent of the NHL. The Registrant and MSGS Spinco parties will agree to release the NHL entities from any claims against them.

Indemnification Agreement

In connection with the Distribution, the Registrant amended its indemnification agreement (the “Indemnification Agreement”) with its directors and officers to provide that the Registrant must indemnify the Registrant’s directors and officers notwithstanding anything to the contrary contained in the Distribution Agreement, including any release and covenant not to sue made by the Registrant on behalf of any of the Registrant’s directors or officers under Section 2.14 of the Distribution Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Distribution, there will be changes to the directors of the Registrant.

Changes in Directors

On September 30, 2026, Messrs. Joseph M. Cohen, Stephen C. Mills, Alan D. Schwartz, and Nelson Peltz and Ms. Marianne Dolan Weber tendered their resignations as directors of the Registrant effective as of the Distribution date and contingent on the effectuation of the Distribution. Messrs. Cohen, Mills, Schwartz and Peltz and Ms. Weber will become directors of MSGS Spinco effective as of the Distribution.

Effective as of the Distribution date, the Board of Directors of the Registrant has decreased the size of the Board of Directors from 15 to 12 directors.

The following individual has been appointed, effective as of the Distribution date, to the Board of Directors of the Registrant as a director elected by holders of Registrant Class A Common Stock to fill the vacancy after giving effect to the resignation of the two directors elected by holders of Registrant Class A Common Stock described above and the decrease in the size of the Board of Directors:

•	Irving Azoff, age 78, has served as Chairman and Chief Executive Officer of The Azoff Company, a privately held media and entertainment company, since 2013. He has served as personal manager of the Eagles since 1974 and is Chairman of the Azoff Company talent management division. Mr. Azoff is also a senior executive at other companies within The Azoff Company portfolio, including Chairman of Global Music Rights, a performance rights company; Co-Founder and board member of Oak View Group, a company focused on the sports and entertainment venue industry; and Chairman of Iconic Artists Group, a company dedicated to acquiring and actively managing a portfolio of select artists’ assets. Previously, Mr. Azoff served as Executive Chairman and director of Live Nation Entertainment, Inc., Chairman and Chief Executive Officer of Ticketmaster Entertainment, Inc. and Founder and Chief Executive Officer of Front Line Management Group, Inc., a music management firm. Mr. Azoff was inducted into the Rock & Roll Hall of Fame in 2020.

The following individual has been appointed, effective as of the Distribution date, to the Board of Directors of the Registrant as a director elected by holders of Registrant Class B Common Stock to fill the vacancy after giving effect to the resignation of the three directors elected by holders of Registrant Class B Common Stock described above and the decrease in the size of the Board of Directors:

•

Isiah L. Thomas III, age 65, has been the Chairman and Chief Executive Officer of Isiah International, LLC, a holding company with interests in a diversified portfolio of businesses, since 2011. Mr. Thomas has served as a Commentator and Analyst for NBA TV, a sports broadcasting channel, since 2014 and Turner Sports, a sports broadcasting channel, since 2012. Mr. Thomas has also served as Chief Executive Officer and Executive Chairman of One World Products, Inc., (transitioning to Isiah Enterprises, Inc.) since 2020, leading its transformation into a sustainable materials and advanced manufacturing enterprise focused on industrial compounding, sustainable plastics, automotive applications, packaging and advanced manufacturing solutions following its acquisition of Eco Bio Plastics and the development of renewable material technologies. He previously served as the President & Alternate Governor of the New York Liberty of the Women’s National Basketball Association from 2015 to February 2019, the Head Basketball Coach at Florida International University, a higher education institution, from 2009 to 2012, the General Manager, President of Basketball Operations and Head Coach of the New York Knicks of the NBA, which is owned by the Registrant, from 2006 to 2008, the Head Coach of the Indiana Pacers of the NBA from 2000 to 2003, the Owner of the Continental Basketball Association from 1998 to 2000, Minority Owner & Executive Vice President of the Toronto Raptors of the NBA from 1994 to 1998 and point guard for the Detroit Pistons of the NBA from 1981 to 1994. Mr. Thomas has served as a director of StratCap Digital Infrastructure REIT, Inc. since July 2023, UWM Holdings Corporation, a residential and wholesale mortgage lender, since January 2021, Sphere Entertainment since April 2020, Get in Chicago, an organization focused on stopping gun and related violence in Chicago, since 2013 and he is the Founder of Mary’s Court Foundation, a charitable organization established in 2010. Mr. Thomas also serves as a director for ForbesBLK, a non-profit organization for black entrepreneurs and professionals, and Strategic Wireless Infrastructure Fund II, Inc., a private fund. Mr. Thomas graduated from Indiana University and received a Master’s degree in Education from the University of California at Berkeley.

Effective immediately following the Distribution, Irving Azoff, Vincent Tese and Anthony J. Vinciquerra will serve as members of the Compensation Committee of the Board of Directors of the Registrant. Mr. Vinciquerra will serve as Chair of the Compensation Committee of the Registrant. There will be no change to the Audit Committee composition.

Employment Agreement with Jamaal T. Lesane

On September 28, 2026, the Registrant entered into an employment agreement with Jamaal T. Lesane (the “Lesane Employment Agreement”), effective as of September 28, 2026 (the “Effective Date”). The Lesane Employment Agreement provides for Mr. Lesane’s employment as the Registrant’s Executive Vice President and Chief Legal Officer and replaces his existing employment agreement with the Registrant. Mr. Lesane previously served as the Registrant’s Chief Operating Officer pursuant to his existing employment agreement.

Pursuant to the Lesane Employment Agreement, Mr. Lesane will receive an annual base salary of not less than $1,000,000 and an annual target bonus opportunity equal to not less than 125% of his annual base salary. He is also eligible, subject to his continued employment by the Registrant, to participate in such long-term incentive programs that are made available in the future to similarly situated executives of the Registrant, with an expected aggregate target value of not less than $1,500,000. Mr. Lesane will be eligible to participate in the Registrant’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or before one day prior to the third anniversary of the Effective Date (the “Scheduled Expiration Date”), Mr. Lesane’s employment is terminated (i) by the Registrant other than for “cause” (as defined in the Lesane Employment Agreement), or (ii) by Mr. Lesane for “good reason” (as defined in the Lesane Employment Agreement) and so long as cause does not then exist (a “Qualifying Termination”), then, subject to Mr. Lesane’s execution of a separation agreement with the Registrant, the Registrant will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Registrant, but in no event less than two times the sum of Mr. Lesane’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Lesane’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Lesane to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Lesane’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Lesane subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Lesane’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Lesane’s employment is terminated due to his death or “disability” (as defined in the Registrant’s long term disability plan) before the Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and will be payable as soon as reasonably practicable after Mr. Lesane’s execution and delivery of the separation agreement (and the expiration of any revocation period); provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

If Mr. Lesane’s employment is terminated due to a Qualifying Termination, his death or disability on or after the Scheduled Expiration Date, and so long as cause does not then exist, then, subject to his (or, in the case of his death, his representative’s) execution and delivery of a separation agreement, Mr. Lesane will be provided with the benefits and rights set forth in clauses (b), (c), (d) and (e) above. Following the Scheduled Expiration Date, Mr. Lesane will no longer be entitled to the benefits and rights set forth in clause (a) above in the event of a Qualifying Termination and certain provisions of the Lesane Employment Agreement regarding annual cash and equity compensation will no longer be in effect with respect to services following such date.

The Lesane Employment Agreement contains certain covenants by Mr. Lesane, including a noncompetition agreement that restricts Mr. Lesane’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Registrant; provided that if he remains employed with the Registrant through the Scheduled Expiration Date, then this agreement not to compete will expire on that date.

The description above is qualified in its entirety by reference to the Lesane Employment Agreement, which is attached as Exhibit 10.6 hereto and incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

Distribution Press Release

On September 30, 2026, the Registrant issued a press release in connection with approving the Distribution, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Note Regarding Forward-Looking Statements

Statements and other information included in this Current Report on Form 8-K that are not historical facts, including statements about the Registrant’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Registrant’s management, may constitute forward-looking statements. Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements speak only as of the date they are made and, except for the Registrant’s ongoing obligations under the U.S. federal securities laws, the Registrant undertakes no obligation to publicly update any forward-looking statement.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on estimates and assumptions that are subject to change or revision, including the expected timing of the closing of the proposed transaction, that could cause actual results to differ materially from those expected or implied by the forward-looking statements or the estimates or assumptions used. Such forward-looking statements include, without limitation, the failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction; the failure to satisfy the conditions to the closing of the proposed transaction; unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction, including but not limited to changes due to general economic, political and business conditions; potential legal proceedings relating to the proposed transaction and the outcome of any such legal proceeding; and other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the Registrant’s future results are identified in the Registrant’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Factors other than those listed above also could cause the Registrant’s results to differ materially from expected results.

Item 8.01	Other Events.

The information set forth in the Introductory Note is incorporated into this Item 8.01 by reference.

Certain Relationships and Potential Conflicts of Interest

Following the Distribution, there will be overlap between directors and officers of the Registrant, MSGS Spinco, MSG Entertainment, Sphere Entertainment and AMC Global Media Inc. (“AMC Global Media” and, together with MSGS Spinco, MSG Entertainment and Sphere Entertainment and their respective subsidiaries and successors, the “Other Entities” and each, an “Other Entity”). James L. Dolan will serve as the Executive Chairman and Chief Executive Officer of the Registrant, MSGS Spinco, MSG Entertainment and Sphere Entertainment. Mr. Dolan also currently serves as Non-Executive Chairman of AMC Global Media. In addition, (i) Jamaal T. Lesane will serve as the Chief Operating Officer of the Registrant and MSGS Spinco, (ii) David Granville-Smith will serve as the Executive Vice President of the Registrant, MSGS Spinco, Sphere Entertainment and AMC Global Media, (iii) Paul DiCicco will serve as the Executive Vice President, Chief Financial Officer and Treasurer of the Registrant and MSGS Spinco, and (iv) Bryan Warner will serve as the Senior Vice President, Head of Legal of the Registrant and MSGS Spinco. Furthermore, immediately following the Distribution, the Registrant expects three of the members of the Registrant’s Board of Directors will also serve as directors of MSGS Spinco, seven members of the Registrant’s Board will also serve as directors of MSG Entertainment, nine members of the Registrant’s Board will also serve as directors of Sphere Entertainment and four members of the Registrant’s Board will also serve as directors of AMC Global Media. There will be no overlap of Class A Directors as between the Registrant and MSGS Spinco.

The overlapping directors and officers may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when the Registrant or an Other Entity look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between an Other Entity on the one hand and the Registrant on the other hand. In addition, after the Distribution, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of an Other Entity. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Registrant and an Other Entity.

The Registrant’s articles of incorporation acknowledge that directors and officers of the Registrant may also be serving as directors, officers, employees or agents of MSG Entertainment, Sphere Entertainment and AMC Global Media (the “Overlap Persons”), and that the Registrant may engage in material business transactions with such entities. The Registrant has renounced its rights to certain business opportunities and the Registrant’s articles of incorporation provide that no Overlap Person will be liable to the Registrant or its stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of restricted corporate opportunities set forth in the Registrant’s articles of incorporation, provided that the Registrant is directly engaged in such business at the relevant time) to MSG Entertainment, Sphere Entertainment or AMC Global Media instead of the Registrant, or does not refer or communicate information regarding such corporate opportunities to the Registrant. These provisions in our articles of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Registrant and MSG Entertainment, Sphere Entertainment or AMC Global Media and, to the fullest extent permitted by law, provide that the actions of the Overlap Persons in connection therewith are not breaches of fiduciary duties owed to the Registrant, any of its subsidiaries or their respective stockholders.

In connection with the Distribution, the Board of Directors of the Registrant adopted a policy (the “Overlap Policy”) to extend the foregoing provisions of the articles of incorporation to directors and officers of the Registrant who serve as directors, officers, employees or agents of MSGS Spinco or its subsidiaries. Under the Overlap Policy, the types of restricted corporate opportunities have been revised to reflect the Registrant’s business following the Distribution and will now include an opportunity that relates (x) exclusively to the ownership of a franchise in the NBA located in New York, New Jersey or Connecticut or (y) exclusively to the ownership of a franchise in the National Football League, Major League Baseball or Major League Soccer located in New York, New Jersey or Connecticut.

Related Party Transaction Approval Policy

In connection with the Distribution, the Registrant will amend its Related Party Transaction Approval Policy to include MSGS Spinco as an affiliate under that policy. As a result, transactions with MSGS Spinco will be subject to approval by an independent committee of the Registrant’s Board of Directors if in excess of the $1,000,000 dollar threshold.

Treatment of Outstanding Options, Restricted Stock Units and Other Awards

The Registrant has issued options to purchase Registrant Class A Common Stock. In connection with the Distribution, each Registrant option will become two options: one will be an option to acquire Registrant Class A Common Stock and one an option to acquire MSGS Spinco Class A Common Stock. The existing exercise price will be allocated between the existing Registrant options and the new MSGS Spinco options based upon the weighted average prices of the Registrant Class A Common Stock and MSGS Spinco Class A Common Stock over the ten trading days immediately following the Distribution as reported by Bloomberg, and the underlying share amount will take into account a two-to-one distribution ratio (i.e., one share of MSGS Spinco Class A Common Stock will be issued for every two shares of Registrant Class A Common Stock, with any fractional share rounded down). The Registrant options and new MSGS Spinco options will not be exercisable during a period beginning on a date prior to the Distribution determined by the Registrant in its sole discretion, and continuing until the exercise prices of the Registrant options and new MSGS Spinco options are determined after the Distribution, or such longer period as the Registrant or MSGS Spinco determine is necessary with respect to the Registrant’s and MSGS Spinco’s respective awards. Other than the split of the Registrant options and the allocation of the existing exercise price, upon issuance of new MSGS Spinco options there will be no additional adjustment to the existing Registrant options in connection with the Distribution and the terms of each employee’s applicable Registrant award agreement will continue to govern the Registrant options. The options that MSGS Spinco issues in respect of outstanding Registrant stock options will be affected by a change in control or going private transaction of the Registrant, MSGS Spinco, MSG Entertainment or Sphere Entertainment, as set forth in the terms of the award agreement.

The Registrant has issued restricted stock units and performance stock units to its employees, which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee of the Board of Directors of the Registrant in the award agreement. In connection with the Distribution, each holder of a Registrant employee restricted stock unit will receive one MSGS Spinco restricted stock unit in respect of every two Registrant restricted stock units owned on the Record Date, with any fractional unit rounded up, and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant restricted stock unit in accordance with the Registrant award agreement. Additionally, each holder of a Registrant employee performance stock unit will receive one MSGS Spinco performance stock unit (at target performance) in respect of every two Registrant performance stock units (at target performance) owned on the Record Date, with any fractional unit rounded up, and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) for each Registrant performance stock unit in accordance with the Registrant award agreement. The performance conditions applicable to Registrant performance stock units and MSGS Spinco performance stock units that have a performance period ending following the Distribution are expected to be adjusted in light of the Distribution, and the terms of such adjustment will be disclosed in a subsequent public filing.

Except as described above, there will be no adjustment to the existing Registrant restricted stock units or Registrant performance stock units in connection with the Distribution and the terms of each employee’s applicable award agreement will continue to govern the Registrant award. The restricted stock units and performance stock units that MSGS Spinco issues in respect of outstanding Registrant awards will be affected by a change in control or going private transaction of the Registrant, MSGS Spinco, MSG Entertainment or Sphere Entertainment, as set forth in the terms of the award agreement.

The Registrant has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Registrant Class A Common Stock (or cash or other property) at a future date. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a director restricted stock unit will receive one share of MSGS Spinco Class A Common Stock in respect of every two Registrant restricted stock units owned on the Record Date, with any fractional share rounded up, and continue to be entitled to a share of Registrant Class A Common Stock (or cash or other property) in accordance with the award agreement.

With respect to outstanding equity awards, the Registrant, MSGS Spinco, MSG Entertainment and Sphere Entertainment will not be regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Registrant awards (and MSGS Spinco awards issued in connection with such awards), holders of such awards will continue to vest so long as they remain employed by the Registrant, MSGS Spinco, MSG Entertainment, Sphere Entertainment or subsidiaries of such entities, provided that an employee who moves between the Registrant (or one of its subsidiaries), MSGS Spinco (or one of its subsidiaries), MSG Entertainment (or one of its subsidiaries) or Sphere Entertainment (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement.

Tax Recognition of Certain Deferred Revenue in Connection with the Distribution

Historically, amounts collected by the Registrant’s New York Rangers hockey business for tickets, suites and sponsorship sales in advance were recorded as deferred revenue and were recognized as revenues when earned for both accounting and tax purposes. In connection with the reorganization transactions related to the Distribution, the tax recognition by the Registrant for certain of these deferred revenues will be accelerated to the date of the Distribution, rather than recognized over the course of one year. Assuming the Distribution occurred on June 30, 2026, the estimated tax on the acceleration of such deferred revenue would be approximately $20.0 million. MSGS Spinco will not reimburse the Registrant for such taxes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Distribution Agreement, dated as of September 30, 2026, between Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.) and MSGS Spinco, Inc. (to be renamed MSG Rangers Corp.).#

2.2	Contribution Agreement, dated as of September 30, 2026, between Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.), MSG Sports, LLC (to be renamed MSG Knicks, LLC) and MSGS Spinco, Inc. (to be renamed MSG Rangers Corp.).#

10.1	Transition Services Agreement, dated as of September 30, 2026, between Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.) and MSGS Spinco, Inc. (to be renamed MSG Rangers Corp.).#

10.2	Tax Disaffiliation Agreement, dated as of September 30, 2026, between Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.) and MSGS Spinco, Inc. (to be renamed MSG Rangers Corp.).#

10.3	Employee Matters Agreement, dated September 30, 2026, between Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.), Madison Square Garden Entertainment Corp. and MSGS Spinco, Inc. (to be renamed MSG Rangers Corp.).

10.4	Form of NHL Transfer Consent Agreement between the National Hockey League and New York Rangers LLC, Rangers Holdings, LLC, MSG NYR Holdings, LLC, MSGS Spinco, Inc. (to be renamed MSG Rangers Corp.), MSG Sports, LLC (to be renamed MSG Knicks, LLC) and Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.).#

10.5	Form of Indemnification Agreement between Madison Square Garden Sports Corp. (to be renamed MSG Knickerbockers Corp.) and its Directors and Officers

10.6	Employment Agreement, dated as of September 28, 2026, between Madison Square Garden Sports Corp. and Jamaal Lesane.†

99.1	Press Release, dated September 30, 2026, issued by the Registrant.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.
#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish the omitted exhibits and schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP.
(Registrant)

Date: September 30, 2026	By:	/s/ Mark Cresitello
	Name:	Mark Cresitello
	Title:	Senior Vice President, Deputy General Counsel and Secretary